eHealth, Inc. Announces First Quarter 2023 Results

Strong first quarter performance reflects positive impact of ongoing transformation plan
Continued positive trends in unit economics drive YoY Q1 profitability improvement
$12.9M improvement in net loss and $12.2M improvement in adjusted EBITDA YoY
29% increase in cash flow from operations YoY

SANTA CLARA, California — May 9, 2023 — eHealth, Inc. (Nasdaq: EHTH), a leading private online health insurance marketplace, today announced its financial results for the first quarter ended March 31, 2023.

CEO Comments

“We delivered strong first quarter performance, reflecting the positive impact of the transformation plan that we started to implement in Q2 of 2022. We entered the first quarter of this year on a significantly improved cost foundation compared to the first quarter of last year while continuing to enhance our telesales conversions, member economics and enrollment quality. eHealth observed another 50% year-over-year decrease in its CTM rates from Q1 2022 to Q1 2023 based on data available to-date. Many of our key carrier partners have recognized this important service improvement. Based on our encouraging first quarter results, we are reaffirming the guidance ranges we gave on last quarter’s earnings call for 2023. Our year-to-date performance has put us in a strong position as we continue to execute on our strategic and operational goals. We look forward to sharing more information about our business, strategy, and longer-term financial goals at our investor day, on May 18th.” – Fran Soistman, Chief Executive Officer

Results Overview
■Q1 2023 revenue decreased 30% to $73.7 million compared to $105.3 million in Q1 2022 demonstrating eHealth's focus on profitable growth versus top-line growth at any cost.
■Q1 2023 total operating costs and expenses decreased 33% to $96.6 million compared to $145.0 million in Q1 2022 driven by significant fixed and variable cost reduction as a result of our cost transformation efforts.
■Q1 2023 net loss of $19.9 million improved $12.9 million compared to Q1 2022.
■Q1 2023 Adjusted EBITDA(1) of $(12.7) million improved $12.2 million compared to Q1 2022 on a lower revenue base.
■Q1 2023 cash flow from operations of $60.8 million compared to $47.1 million in Q1 2022, a 29% increase.
■$202.7 million in cash, cash equivalents and marketable securities as of March 31, 2023.
■Unit economics continue to improve on a year-over-year basis with total acquisition costs per MA-equivalent approved member down 22% compared to Q1 2022.
■Customer care and enrollment expense per MA-equivalent approved member down 15% year-over-year.
■Variable marketing cost per MA-equivalent approved member down 27% year-over-year.
■Q1 2023 telephonic conversion rates continued to improve on a year-over-year basis, increasing 21% compared to Q1 2022.
__________
Note: See tables at the end of this press release for a reconciliation of our GAAP financial measures to our non-GAAP financial measures for the relevant periods and footnote (1) on page 12 at the end of this press release for definitions of our non-GAAP financial measures.

2023 Guidance
Based on information available as of May 9, 2023, we are reaffirming our previously issued guidance for the full year ending December 31, 2023. These expectations are forward-looking statements and we assume no obligation to update these statements. Actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in eHealth’s annual and quarterly reports filed with the Securities and Exchange Commission.

The following guidance is for the full year ending December 31, 2023:

•Total revenue is expected to be in the range of $420 million to $440 million.
•GAAP net loss is expected to be in the range of $55 million to $35 million.
•Adjusted EBITDA(1) is expected to be in the range of $(15) million to $5 million.
•Operating cash flow is expected to be in the range of $(30) million to $(15) million.

Webcast and Conference Call Information

A webcast and conference call will be held today, Tuesday, May 9, 2023 at 8:30 a.m. Eastern Time / 5:30 a.m. Pacific Time. Individuals interested in listening to the conference call may do so by dialing (888) 259-6580. The participant passcode is 22387816. The live and archived webcast of the call will also be available on eHealth's website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

For over 25 years, eHealth, Inc. (Nasdaq: EHTH) has expertly guided American consumers with innovative technology and licensed advisor support to help them find health insurance and related options. Through its proprietary health insurance marketplace at eHealth.com, eHealth has connected more than eight million members with quality, affordable coverage. eHealth offers Medicare Advantage, Medicare Supplement, Medicare Part D, individual, family, small business, and ancillary plans from approximately 200 health insurance companies nationwide. For more information about eHealth, please visit us at eHealth.com, or follow us on LinkedIn, Facebook, Instagram, and Twitter.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations for enrollment growth and quality, our expectations regarding our financial performance, our expectations regarding telesales conversion rates, our estimates regarding total membership, Medicare, individual and family plan, ancillary products, and small business memberships, our estimates regarding constrained lifetime values of commissions per approved member by product category, our estimates regarding costs per approved member, and our 2023 annual guidance for total revenue, GAAP net loss, adjusted EBITDA and operating cash flow.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. In particular, we are required by Accounting Standards Codification 606 — Revenue from Contracts with Customers to make numerous assumptions that are based on historical trends and our management’s judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance, and results of operations. Please review the assumptions stated in this press release carefully.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, our ability to retain existing members and enroll new members during the annual healthcare open enrollment period, the Medicare annual enrollment period, the Medicare Advantage open enrollment period and other special enrollment periods; changes in laws, regulations and guidelines, including in connection with healthcare reform or with respect to the marketing and sale of Medicare plans; competition, including competition from government-run health insurance exchanges and other sources; the seasonality of our business and the fluctuation of our operating results; our ability to accurately estimate membership, lifetime value of commissions and commissions receivable; changes in product offerings among carriers on our ecommerce platform and changes in our estimated conversion rate of an approved member to a paying member and the resulting impact of each on our commission revenue; the concentration of our revenue with a small number of health insurance carriers; our ability to execute on our growth strategy and other business initiatives; changes in our management and key employees; our ability to hire, train, retain and ensure the productivity of licensed health insurance agents and other employees; exposure to security risks and our ability to safeguard the security and privacy of confidential data; our relationships with health insurance carriers and our reliance on a small number of health insurance carriers; the success of our carrier advertising and sponsorship program; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to effectively manage our operations as our business evolves and execute on our transformation plan and other strategic initiatives; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; changes in the market for private health insurance; consumer satisfaction of our service and actions we take to improve the quality of enrollments; changes in member conversion rates; changes in commission rates; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy-eligible individuals through government-run health insurance exchanges; our ability to maintain and enhance our brand identity; our ability to derive desired benefits from investments in our business, including membership growth and retention initiatives; reliance on marketing partners; the impact of our direct-to-consumer mail, email, social media, telephone and television marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; the restrictions in our debt obligations; the restrictions in our investment agreement with convertible preferred stock investors; our ability to raise additional capital; compliance with insurance, privacy and other laws and regulations; the outcome of litigation in which we may from time to time be involved; the performance, reliability and availability of our information technology systems, ecommerce platform and underlying network infrastructure, including any new systems we may implement; public health crises, pandemics, natural disasters, changing climate conditions and other extreme events; general economic conditions, including inflation, recession, financial, banking and credit market disruptions; and our ability to affectively administer our self-insurance program. Other factors that could cause operating, financial and other results to differ are described in our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the Investor Relations page of our website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Relations Contact

Kate Sidorovich, CFA
Senior Vice President, Investor Relations & Strategy
2625 Augustine Drive, Suite 150
Santa Clara, CA, 95054
kate.sidorovich@ehealth.com
http://ir.ehealthinsurance.com

EHEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$180,633	$144,401
Short-term marketable securities	22,059	—
Accounts receivable	1,027	2,633
Contract assets – commissions receivable – current	205,679	242,749
Prepaid expenses and other current assets	11,266	11,301
Total current assets	420,664	401,084
Contract assets – commissions receivable – non-current	596,354	641,555
Property and equipment, net	4,994	5,501
Operating lease right-of-use assets	25,381	26,516
Restricted cash	3,239	3,239
Other assets	32,402	34,716
Total assets	$1,083,034	$1,112,611

Liabilities, convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$5,273	$6,732
Accrued compensation and benefits	27,884	20,690
Accrued marketing expenses	8,751	23,770
Lease liabilities – current	6,628	6,486
Other current liabilities	2,931	2,887
Total current liabilities	51,467	60,565
Long-term debt	66,508	66,129
Deferred income taxes – non-current	28,748	32,359
Lease liabilities – non-current	32,549	34,187
Other non-current liabilities	4,400	5,132
Total liabilities	183,672	198,372
Convertible preferred stock	271,454	263,284
Stockholders’ equity:
Common stock	40	40
Additional paid-in capital	782,065	777,187
Treasury stock, at cost	(199,998)	(199,998)
Retained earnings	45,751	73,799
Accumulated other comprehensive income (loss)	50	(73)
Total stockholders’ equity	627,908	650,955
Total liabilities, convertible preferred stock, and stockholders’ equity	$1,083,034	$1,112,611

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31,		% Change
	2023	2022
Revenue:
Commission	$68,003	$93,850	(28)%
Other	5,720	11,400	(50)%
Total revenue	73,723	105,250	(30)%
Operating costs and expenses(a):
Cost of revenue	215	(127)	269%
Marketing and advertising	32,899	58,454	(44)%
Customer care and enrollment	26,957	42,164	(36)%
Technology and content	15,544	19,663	(21)%
General and administrative	21,002	19,987	5%
Impairment, restructuring and other charges	—	4,823	(100)%
Total operating costs and expenses	96,617	144,964	(33)%
Loss from operations	(22,894)	(39,714)	42%
Other expense, net	(592)	(1,021)	42%
Loss before income taxes	(23,486)	(40,735)	42%
Benefit from income taxes	(3,608)	(7,993)
Net loss	(19,878)	(32,742)	39%
Paid-in-kind dividends for preferred stock	(5,101)	(4,717)
Change in preferred stock redemption value	(3,069)	(2,501)
Net loss attributable to common stockholders	$(28,048)	$(39,960)	30%

Net loss per share attributable to common stockholders:
Basic and diluted	$(1.01)	$(1.46)	31%
Weighted-average number of shares used in per share:
Basic and diluted	27,648	27,278	1%
_____________ (a) Includes stock-based compensation expense as follows:
Marketing and advertising	$455	$313
Customer care and enrollment	605	454
Technology and content	905	1,850
General and administrative	3,029	2,668
Total stock-based compensation expense	$4,994	$5,285	(6)%

Non-GAAP Results(1):
Adjusted EBITDA	$(12,655)	$(24,828)	49%
Adjusted EBITDA margin	(17)%	(24)%	(27)%
__________
Note: See accompanying footnotes on page 12.

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended March 31,
	2023	2022
Operating activities:
Net loss	$(19,878)	$(32,742)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	656	946
Amortization of internally developed software	4,589	3,832
Stock-based compensation expense	4,994	5,285
Deferred income taxes	(3,611)	(8,032)
Other non-cash items	61	215
Changes in operating assets and liabilities:
Accounts receivable	1,605	3,773
Contract assets – commissions receivable	82,507	77,142
Prepaid expenses and other assets	(125)	12,418
Accounts payable	(1,493)	(5,525)
Accrued compensation and benefits	7,193	2,042
Accrued marketing expenses	(15,019)	(16,848)
Deferred revenue	(372)	(223)
Accrued expenses and other liabilities	(304)	4,829
Net cash provided by operating activities	60,803	47,112
Investing activities:
Capitalized internal-use software and website development costs	(2,164)	(4,205)
Purchases of property and equipment and other assets	(67)	(55)
Purchases of marketable securities	(22,009)	(3,938)
Proceeds from redemption and maturities of marketable securities	—	34,319
Net cash provided by (used in) investing activities	(24,240)	26,121
Financing activities:
Net proceeds from debt financing	—	64,862
Net proceeds from exercise of common stock options and employee stock purchases	—	1,054
Repurchase of shares to satisfy employee tax withholding obligations	(428)	(508)
Principal payments in connection with leases	(11)	(35)
Net cash provided by (used in) financing activities	(439)	65,373
Effect of exchange rate changes on cash, cash equivalents and restricted cash	108	31
Net increase in cash, cash equivalents and restricted cash	36,232	138,637
Cash, cash equivalents and restricted cash at beginning of period	147,640	85,165
Cash, cash equivalents and restricted cash at end of period	$183,872	$223,802

EHEALTH, INC.
SEGMENT INFORMATION
(in thousands, unaudited)

We evaluate our business performance and manage our operations as two distinct reporting segments: Medicare and Individual, Family and Small Business. This identification of reportable segments is consistent with how the segments report to and are managed by our chief executive officer, who is our chief operating decision maker. The Medicare segment consists primarily of amounts earned from our sale of Medicare-related health insurance plans, including Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans (collectively, the "Medicare Plans"), fees for the performance of administrative services and to a lesser extent, amounts from our sale of ancillary products sold to our Medicare-eligible customers, including but not limited to, dental and vision plans, as well as amounts we are paid in connection with our advertising program for marketing and other services. The Individual, Family and Small Business segment consists primarily of amounts earned from our sale of individual, family and small business health insurance plans, including both qualified and non-qualified plans, and ancillary products sold to our non-Medicare-eligible customers, including but not limited to, dental, vision, and short-term insurance. To a lesser extent, the Individual, Family and Small Business segment consists of amounts earned from our online sponsorship program that allows carriers to purchase advertising space in specific markets in a sponsorship area on our website, our licensing to third parties for the use of our health insurance ecommerce technology, and our delivery and sale to third parties of individual and family health insurance plan leads generated by our ecommerce platforms and our marketing activities.

Marketing and advertising, customer care and enrollment, technology and content and general and administrative operating expenses that are directly attributable to a segment are reported within the applicable segment. Indirect marketing and advertising, customer care and enrollment and technology and content operating expenses are allocated to each segment based on usage. Corporate consists of other indirect general and administrative operating expenses, excluding stock-based compensation expense, depreciation and amortization, which are managed in a corporate shared services environment and, since they are not the responsibility of segment operating management, are not allocated to the reportable segments and are instead reported within Corporate.

The performance of each reportable segment is evaluated based on several factors, including revenue and segment profit (loss), which is calculated as total revenue for the applicable segment less direct and indirect allocated marketing and advertising, customer care and enrollment, technology and content and general and administrative operating expenses, excluding stock-based compensation expense, depreciation and amortization and impairment, restructuring and other charges. Senior management uses segment profit (loss) to evaluate segment performance because they believe this measure is indicative of performance trends and the overall earnings potential of each segment.

	Three Months Ended March 31,		% Change
	2023	2022
Revenue
Medicare	$61,834	$95,067	(35)%
Individual, Family and Small Business	11,889	10,183	17%
Total revenue	$73,723	$105,250	(30)%

Segment profit (loss)
Medicare	$(3,373)	$(14,817)	77%
Individual, Family and Small Business	7,413	5,254	41%
Segment profit (loss)	4,040	(9,563)	142%
Corporate	(16,695)	(15,265)
Stock-based compensation expense	(4,994)	(5,285)
Depreciation and amortization	(5,245)	(4,778)
Impairment, restructuring and other charges	—	(4,823)
Other expense, net	(592)	(1,021)
Loss before income taxes	$(23,486)	$(40,735)	42%

EHEALTH, INC.
COMMISSION REVENUE
(in thousands, unaudited)

Our commission revenue results from approval of an application from health insurance carriers, which we define as our customers under Accounting Standards Codification 606 - Revenue from Contracts with Customers ("ASC 606"). Our commission revenue is primarily comprised of commissions from health insurance carriers which is computed using the estimated constrained lifetime values as the “constrained LTVs” of commission payments that we expect to receive. Our commissions include regular payments with respect to administrative services we perform. Our Medicare Supplement plan commissions include certain bonus payments, which are generally based on our attaining predetermined target sales levels or other objectives, as determined by the health insurance carriers.

The following table presents commission revenue by product for the periods indicated:

	Three Months Ended March 31,		% Change
	2023	2022
Medicare
Medicare Advantage	$54,121	$78,130	(31)%
Medicare Supplement	4,065	6,120	(34)%
Medicare Part D	777	1,460	(47)%
Total Medicare	58,963	85,710	(31)%
Individual and Family	4,006	3,126	28%
Ancillary	2,422	2,831	(14)%
Small Business	4,873	3,483	40%
Commission Bonus and Other	(2,261)	(1,300)	(74)%
Total Commission Revenue	$68,003	$93,850	(28)%

The following table presents a summary of commission revenue by segment for the periods indicated:

	Three Months Ended March 31,
	2023	2022
Medicare
Commission Revenue from Members Approved During the Period	$56,617	$84,283
Net Commission Revenue from Members Approved in Prior Periods (a)	52	51
Total Medicare Segment Commission Revenue	56,669	84,334
Individual, Family and Small Business
Commission Revenue from Members Approved During the Period	6,708	6,042
Commission Revenue from Renewals of Small Business Members During the Period	3,113	3,037
Net Commission Revenue from Members Approved in Prior Periods (a)	1,513	437
Total Individual, Family and Small Business Segment Commission Revenue	11,334	9,516
Total Commission Revenue	$68,003	$93,850
_____________
(a) These amounts reflect our revised estimates of cash collections for certain members approved prior to the relevant reporting period that are recognized as adjustments to revenue within the relevant reporting period. The net adjustment revenue includes both increases in revenue for certain prior period cohorts as well as reductions in revenue for certain prior period cohorts. There were no reductions to revenue from members approved in prior periods for the three months ended March 31, 2023 and 2022.

EHEALTH, INC.
COMMISSION REVENUE
(in thousands, unaudited)

Selected Metrics — First Quarter of 2023

	Three Months Ended March 31,		% Change
	2023	2022
Approved Members(2)
Medicare
Medicare Advantage	60,451	82,431	(27)%
Medicare Supplement	4,585	6,556	(30)%
Medicare Part D	3,846	6,823	(44)%
Total Medicare	68,882	95,810	(28)%
Individual and Family	10,099	9,801	3%
Ancillary	16,656	18,970	(12)%
Small Business	1,939	2,514	(23)%
Total Approved Members	97,576	127,095	(23)%

Constrained Lifetime Value of Commissions per Approved Member(3)
Medicare(a)
Medicare Advantage	$901	$948	(5)%
Medicare Supplement	880	927	(5)%
Medicare Part D	202	213	(5)%
Individual and Family
Non-Qualified Health Plans	400	330	21%
Qualified Health Plans	387	302	28%
Ancillary
Short-term	187	182	3%
Dental	110	104	6%
Vision	70	62	13%
Small Business	233	198	18%
(a) Constraints for all Medicare products remained the same for the periods presented.

Expense Metrics per Approved Member(4)
Medicare
Customer care and enrollment cost per Medicare Advantage ("MA")-equivalent approved member	$375	$441	(15)%
Variable marketing cost per MA-equivalent approved member	396	545	(27)%
Total acquisition cost per MA-equivalent approved member	$771	$986	(22)%
Individual and Family Plan ("IFP")
Customer care and enrollment cost per IFP-equivalent approved member	$121	$88	38%
Variable marketing cost per IFP-equivalent approved member	40	49	(18)%
Total acquisition cost per IFP-equivalent approved member	$161	$137	18%
__________
Note: See accompanying footnotes on page 12.

	As of March 31,		% Change
	2023	2022
Estimated Membership(5)
Medicare(6)
Medicare Advantage	577,500	585,824	(1)%
Medicare Supplement	94,813	100,006	(5)%
Medicare Part D	212,183	219,801	(3)%
Total Medicare	884,496	905,631	(2)%
Individual and Family(6)	98,983	104,849	(6)%
Ancillary(6)	206,610	229,284	(10)%
Small Business(7)	47,531	47,876	(1)%
Total Estimated Membership	1,237,620	1,287,640	(4)%

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses (in thousands)(1):

	Three Months Ended March 31,
	2023	2022
GAAP marketing and advertising expense	$32,899	$58,454
Stock-based compensation expense	(455)	(313)
Non-GAAP marketing and advertising expense (1)	$32,444	$58,141

GAAP customer care and enrollment expense	$26,957	$42,164
Stock-based compensation expense	(605)	(454)
Non-GAAP customer care and enrollment expense (1)	$26,352	$41,710

GAAP technology and content expense	$15,544	$19,663
Stock-based compensation expense	(905)	(1,850)
Non-GAAP technology and content expense (1)	$14,639	$17,813

GAAP general and administrative expense	$21,002	$19,987
Stock-based compensation expense	(3,029)	(2,668)
Non-GAAP general and administrative expense (1)	$17,973	$17,319

GAAP operating costs and expenses	$96,617	$144,964
Stock-based compensation expense	(4,994)	(5,285)
Impairment, restructuring and other charges	—	(4,823)
Non-GAAP operating costs and expenses (1)	$91,623	$134,856
__________
Note: See accompanying footnotes on page 12.

Reconciliation of GAAP Net Loss Attributable to Common Stockholders to Adjusted EBITDA and Adjusted EBITDA Margin (in thousands)(1):

	Three Months Ended March 31,
	2023	2022
GAAP net loss attributable to common stockholders	$(28,048)	$(39,960)
Paid-in-kind dividends for preferred stock	5,101	4,717
Change in preferred stock redemption value	3,069	2,501
GAAP net loss	(19,878)	(32,742)
Stock-based compensation expense	4,994	5,285
Depreciation and amortization	5,245	4,778
Impairment, restructuring and other charges	—	4,823
Other expense, net	592	1,021
Benefit from income taxes	(3,608)	(7,993)
Adjusted EBITDA	$(12,655)	$(24,828)
Net income margin	(27)%	(31)%
Adjusted EBITDA margin	(17)%	(24)%

Reconciliation of Guidance GAAP Net Loss Attributable to Common Stockholders to Adjusted EBITDA (millions)(1):

	Full Year 2023 Guidance
	Low	High
GAAP net loss attributable to common stockholders	$(90.0)	$(70.0)
Impact from preferred stock	35.0	35.0
GAAP net loss	(55.0)	(35.0)
Stock-based compensation expense	22.0	20.0
Depreciation and amortization	22.0	21.0
Impairment, restructuring and other charges	5.0	3.0
Other expense, net	7.0	6.0
Benefit from income taxes	(16.0)	(10.0)
Adjusted EBITDA	$(15.0)	$5.0
__________
Note: See accompanying footnotes on page 12.

EHEALTH, INC.
Footnotes to Preceding Financial Statements and Metrics
(1)Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with non-GAAP financial measures, including non-GAAP operating costs and expenses, adjusted EBITDA and adjusted EBITDA margin.

•Non-GAAP operating costs and expenses are calculated by excluding the effect of expensing stock-based compensation related to stock options, restricted stock awards, performance-based and market-based awards and employee stock purchase plan. Total non-GAAP operating costs and expenses is calculated by excluding the effect of expensing stock-based compensation related to stock options, restricted stock awards, performance-based and market-based awards and employee stock purchase plan and impairment, restructuring and other charges.

•Adjusted EBITDA is calculated by excluding paid-in-kind dividends for preferred stock and change in preferred stock redemption value (together "the impact from preferred stock"), income tax expense (benefit), depreciation and amortization, stock-based compensation expense, impairment, restructuring and other charges, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles.

•Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue.

eHealth believes that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the items described above provide an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

Non-GAAP operating costs and expenses, Adjusted EBITDA and Adjusted EBITDA margin are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and depreciation and amortization described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP net income (loss), GAAP net income (loss) attributable to common stockholders and GAAP net income (loss) margin and providing investors with reconciliations from eHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The tables above provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.
(2)Approved members represent the number of individuals on submitted applications that were approved by the relevant insurance carrier for the identified product during the current period. The applications may be submitted in either the current period or prior periods. Not all approved members ultimately become paying members.
(3)Constrained lifetime value (“LTV”) of commissions per approved member for Medicare, individual and family and ancillary plans represents commissions estimated to be collected over the estimated life of an approved member’s plan after applying constraints in accordance with our revenue recognition policy. Constrained LTV of commissions per approved member for small business represents the estimated commissions we expect to collect from the plan over the following twelve months. The estimate is driven by multiple factors, including but not limited to, contracted commission rates, carrier mix, estimated average plan duration, the regulatory environment, and cancellations of insurance plans offered by health insurance carriers with which we have a relationship and applied constraints. The constraints are applied to help ensure that commissions estimated to be collected over the estimated life of an approved member’s plan are recognized as revenue only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with future commissions receivable from the plan is subsequently resolved. These factors may result in varying values from period to period.
(4)Expense Metrics per Approved Member: Marketing initiatives are an important component of our strategy to increase revenue and are primarily designed to encourage consumers to complete an application for health insurance. Variable marketing costs represents direct costs incurred in member acquisition from our direct, marketing partners and online advertising channels. Variable marketing costs exclude fixed overhead costs, such as personnel related costs, consulting expenses, facilities and other

EHEALTH, INC.
Footnotes to Preceding Financial Statements and Metrics
operating costs allocated to the marketing and advertising department. In addition, we incur customer care and enrollment expenses in assisting applicants during the enrollment process.
The numerator used to calculate each metric is the portion of the respective operating expenses for marketing and advertising and customer care and enrollment that is directly related to member acquisition for our sale of Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans (collectively, the “Medicare Plans”) and for all individual and family plans and short-term health insurance plans (collectively, the “IFP Plans”), respectively. The denominator used to calculate each metric is based on a derived metric that represents the relative value of the new members acquired. For Medicare Plans, we call this derived metric Medicare Advantage (“MA”)-equivalent approved members, and for IFP Plans, we call this derived metric IFP-equivalent approved members. MA-equivalent approved members is a derived metric with a Medicare Part D approved member being weighted at 25% of a Medicare Advantage member and a Medicare Supplement member based on their relative LTVs at the time of our adoption of ASC 606. We calculate the number of MA-equivalent approved members by adding the total number of approved Medicare Advantage and Medicare Supplement members and 25% of the total number of approved Medicare Part D members during the periods presented. IFP-equivalent approved members is a derived metric with a short-term approved member being weighted at 33% of a major medical individual and family health insurance plan member based on their relative LTVs at the time of our adoption of ASC 606. We calculate the number of IFP-equivalent approved members by adding the total number of approved qualified and non-qualified health plan members and 33% of the total number of short-term approved members during the period presented.
(5)Estimated membership represents the estimated number of members active as of the date indicated based on the number of members for whom we have received or applied a commission payment during the period of estimation.
Health insurance carriers bill and collect insurance premiums paid by our members. The carriers do not report to us the number of members that we have as of a given date. The majority of our members who terminate their policies do so by discontinuing their premium payments to the carrier or notifying the carrier directly and do not inform us of the cancellation. Also, some of our members pay their premiums less frequently than monthly. Given the number of months required to observe non-payment of commissions in order to confirm cancellations, we estimate the number of members who are active on insurance policies as of a specified date.
After we have estimated membership for a period, we may receive information from health insurance carriers that would have impacted the estimate if we had received the information prior to the date of estimation. We may receive commission payments or other information that indicates that a member who was not included in our estimates for a prior period was in fact an active member at that time, or that a member who was included in our estimates was in fact not an active member of ours. For instance, we reconcile information carriers provide to us and may determine that we were not historically paid commissions owed to us, which would cause us to have underestimated membership. Conversely, carriers may require us to return commission payments paid in a prior period due to policy cancellations for members we previously estimated as being active. We do not update our estimated membership numbers reported in previous periods. Instead, we reflect updated information regarding our historical membership in the membership estimate for the current period. If we experience a significant variance in historical membership as compared to our initial estimates, while we keep the prior period data consistent with previously reported amounts, we may provide the updated information in other communications or disclosures. As a result of the delay in our receipt of information from insurance carriers, actual trends in our membership are most discernible over periods longer than from one quarter to the next. As a result of the delay we experience in receiving information about our membership, it is difficult for us to determine with any certainty the impact of current conditions on our membership retention. Various circumstances could cause the assumptions and estimates that we make in connection with estimating our membership to be inaccurate, which would cause our membership estimates to be inaccurate.
(6)To estimate the number of members on Medicare-related, individual and family, and ancillary health insurance plans, we take the respective sum of (i) the number of members for whom we have received or applied a commission payment for a month that may be up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy and for estimated member cancellations through the date of the estimate). To the extent we determine through confirmations from a health insurance carrier that a commission payment is delayed or is inaccurate as of the date of estimation, we adjust the estimated membership to also reflect the number of members for whom we expect to receive or to refund a commission payment. Further, to the extent we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. For ancillary health insurance plans, the one to three-month period varies by insurance product and is largely dependent upon the timeliness of commission payment and related reporting from the related carriers.
(7)To estimate the number of members on small business health insurance plans, we use the number of initial members at the time the group was approved, and we update this number for changes in membership if such changes are reported to us by the group or carrier. However, groups generally notify the carrier directly of policy cancellations and increases or decreases in group size without informing us. Health insurance carriers often do not communicate policy cancellation information or group size changes to us. We often are made aware of policy cancellations and group size changes at the time of annual renewal and update our membership statistics accordingly in the period they are reported.